SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                ________________


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)    January 1, 1999

                     FIRST SUNAMERICA LIFE INSURANCE COMPANY

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


          NEW  YORK                    33-85014            06-0992729
(STATE  OR  OTHER  JURISDICTION       (COMMISSION        (IRS  EMPLOYER
     OF  INCORPORATION)              FILE  NUMBER)     IDENTIFICATION  NO.)


733  THIRD  AVENUE,  4TH  FLOOR
NEW  YORK,  NEW  YORK                                                 10017
(ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)                       (ZIP  CODE)


Registrant's  telephone  number,  including  area  code         (800)  272-3007

ITEM  1.  CHANGES  IN  CONTROL  OF  REGISTRANT

     (a) Registrant continues to be a wholly-owned subsidiary of SunAmerica Life Insurance Company. However, SunAmerica Inc., the parent of SunAmerica Life Insurance Company and Registrant's ultimate parent company, has merged with and into American International Group, Inc. ("AIG"), effective January 1, 1999. Accordingly, Registrant's ultimate parent company is now AIG. Upon the consummation of the merger, each share of common stock of SunAmerica Inc. was exchanged for shares of AIG common stock at an exchange rate of .855 of a share of AIG common stock for each share of SunAmerica common stock. Pursuant to the Agreement and Plan of Merger between SunAmerica Inc. and AIG, AIG caused two persons designated by SunAmerica Inc. to be elected to the Board of Directors of AIG. The two persons so elected were Eli Broad, Chairman, President and Chief Executive Officer of both SunAmerica Inc. and the Registrant, and Jay S. Wintrob, Vice Chairman and Chief Operating Officer of SunAmerica Inc. and an Executive Vice President of the Registrant.




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned duly authorized.



                         FIRST  SUNAMERICA  LIFE  INSURANCE  COMPANY



Date:   January  14,  1999          By:  /s/  Scott  L.  Robinson
                                    -----------------------------
                                              Scott  L.  Robinson
                                              Senior  Vice  President  &
                                                Treasurer